SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

PRIMEDIA Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2007, PRIMEDIA Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Source Interlink Companies, Inc. (“Source”) pursuant to which Source will acquire the Company’s Enthusiast Media division (“PEM”) for $1,177,900,000 (the “Transaction”) in cash at closing. In addition, Source will assume the obligation to make certain earn-out payments relating to PEM’s Automotive.com division.

In connection with entering into the SPA, The Yucaipa Companies, LLC (“Yucaipa”) delivered to Source an equity commitment letter (the “Commitment Letter”).  Source’s largest shareholder, AEC Associates, LLC (“AEC Associates”), entered into a lockup agreement (the “Lockup Agreement”) with Source whereby AEC Associates agrees not to transfer any of Source’s common stock until the earlier of the closing of the transaction or the termination of the SPA.  Yucaipa is affiliated with AEC Associates, which holds approximately 34% of Source’s outstanding stock.

SPA

Under the terms of the SPA, Source would acquire 100% of the outstanding capital stock of PRIMEDIA Enthusiast Media Inc. from the Company.  Source and the Company have made customary representations, warranties and covenants in the SPA.  Consummation of the Transaction is subject to various conditions, including, among other things, the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and is expected to close in the third quarter 2007.

A copy of the SPA is included herein as Exhibit 99.1 and is incorporated herein by reference.  The foregoing description of the SPA is qualified in its entirety by reference to the full text of the SPA.

Commitment Letter

The Commitment Letter contemplates Yucaipa making an additional investment in Source’s securities of up to $100 million under certain circumstances. The terms of the securities to be purchased will be established by a committee of independent directors. The obligations of Source and Yucaipa under the Commitment Letter terminate at the closing of the Transaction or the termination of the SPA, whichever occurs first. Primedia and Consumer are third party beneficiaries of the Commitment Letter.

A copy of the Commitment Letter is included herein as Exhibit 99.3 and is incorporated herein by reference.  The foregoing description of the Commitment Letter, is qualified in its entirety by reference to the full text of the Commitment Letter.

Lock Up Agreement

Under the terms of the Lockup Agreement, AEC Associates has agreed not to transfer any shares of Source’s common stock that it beneficially owns until the closing of the Transaction or the termination of the SPA, whichever occurs first.  PRIMEDIA and Consumer are third party beneficiaries of the Lockup Agreement.

A copy of the Lockup Agreement is included herein as Exhibit 99.2 and is incorporated herein by reference.  The foregoing description of the Lockup Agreement, is qualified in its entirety by reference to the full text of the Lockup Agreement.

Additional Information

The information set forth in this Current Report on Form 8-K is in addition to the information provided by the Company in its Current Report on Form 8-K filed on May 14, 2007.

Item 9.01

99.1	Stock Purchase Agreement dated May 13, 2007 between Consumer Source, Inc., PRIMEDIA, Inc. and Source Interlink Companies, Inc.

99.2	Lock Up Agreement dated May 13, 2007 between AEC Associates, LLC and Source Interlink Companies, Inc.

99.3	Letter dated May 13, 2007 from The Yucaipa Companies, LLC addressed to Source Interlink Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	May 21, 2007	/s/ Jason S. Thaler
Jason S. Thaler
Senior Vice President, General Counsel